Exhibit 10.28

                          MEMORANDUM OF UNDERSTANDING

                                    between

                            Sustainable Power Corp.

                                      and

                         Direccio'n  General  de Mineria

                  Secretari'a de Estada de Industria y Comercio

                           Of the Dominican Republic

THIS MEMORANDUM OF UNDERSTANDING ("Agreement") is made as of February 7, 2009 ("Effective Date") by and between Sustainable Power Corp. (hereinafter referred to as "Sustainable Power") and the Direcci n General de Mineria of the office of the Secretary of State of Industry and Commerce of the Dominican Republic (hereinafter referred to as "DGM").

WHEREAS, the parties are entering into an arrangement relating but not limited to the exploitation, development and commercialization of any and all natural resources in the Dominican Republic; and

WHEREAS, such natural resources include without limitation nickel, bauxite, silver, gold, gypsum, aggregate, silica and other products; and

WHEREAS, the parties desire to improve the feasibility of such commercialization, to review and assess any and all environmental impact, to mitigate development, construction and commercial exploitation of such commercialization, all through the implementation of Sustainable Power biofuels and other technologies

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WHEREAS, each party represents that it has developed and possesses certain information including technical and/or business information relevant to the various programs and projects, some of which it considers to be confidential ("Confidential Information"); and

WHEREAS, the parties anticipate entering into a more formal agreement or more formal agreements to govern the relationship between themselves and others;

NOW, THEREFORE, it is mutually agreed as follows:

1.  Confidential Information

Confidential Information shall be used only for evaluation purposes. Each party hereby agrees to keep in confidence and not disclose to any third party any Confidential Information disclosed by the other party during the course of their dealings with each other, except as hereinafter provided. Confidential Information may be disclosed to employees or contractors of the recipient who have a need to know such information and who have legally enforceable nondisclosure obligations. Confidential Information shall not be reproduced in any form except as required to accomplish the purpose of this Agreement.

Any information so disclosed shall be in writing and marked as "Confidential Information" or, if disclosed verbally, shall be identified as confidential when disclosed and reduced to writing, as appropriate, within thirty days and marked
as "Confidential Information."    Confidential Information shall not include
information that:

1.     is or becomes publicly available through no fault of either party;
2. was known by either party prior to receipt of such Confidential Information pursuant to this Agreement;
3. is independently developed by or for either party without use of the relevant Confidential Information;
4. is disclosed to either party on a non-restrictive basis without misappropriation of any trade secrets and without any direct or indirect breach of confidentiality; or
5.     is required by law to be disclosed.

2.  Term of Confidentiality

Unless otherwise agreed to in writing, neither party shall have any obligations of confidentiality under this Agreement after five years from the disclosure of Confidential Information, except that any Confidential Information identified by the disclosing party as a trade secret shall be safe guarded against unauthorized use or disclosure in perpetuity.


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3.  Relationship Commitments

It is the intent of the parties to work together to consummate a formal written agreement or numerous agreements between them that more fully describe the obligations of each to the other in contractual form. Among other provisions, the written agreement may address such items as the following:

- Development and expansion of the natural resources of the Dominican Republic utilizing the "Rivera Process" developed through Sustainable Power, as well as other technologies developed by or through affiliates of Sustainable Power.
- Exploring Partnership Potential in governmental programs in the Dominican Republic.
- Investigate programs, relationships and partnerships for the intention of commercialization of the Natural Resources of the Dominican Republic through the relationship between DGM and Sustainable Power.
- Work together to assess any and all potential environmental impact of any such project and to mitigate any and all issues relative to such impact through the implementation of the Sustainable Power technologies, including without limitation the "Rivera Process."

4.  Exclusivity

The parties agree that neither shall exercise any control over the conduct of the other's business. This agreement does not constitute either party as the agent or legal representative of the other for any purpose other than may be specified in writing.

5.  Term of Agreement

This Agreement is for an initial term of two years from the effective date hereof and may be extended by the mutual written agreement of the parties at the end of such term.

EXECUTED as of the Effective Date.


Sustainable Power Corp.          Direccio'n General  de Mineria
                                 Secretari'a de Estada de Industria y Comercio
                                 Republica Dominicana


By: \s\ M. Richard Cutler        By: \s\ Ing Octavia Lo'pez
    ---------------------            ----------------------
M. Richard Cutler                Ing Octavia Lo'pez
President and CEO                Director Generral